EXHIBIT E

TABLES AND SUPPLEMENTARY INFORMATION
PUBLIC DEBT OF THE GOVERNMENT
I. Direct Debt of the Government
Table I. Floating Internal Debt at December 31, 2006
(payable in pesos)

			Outstanding		Amortization or
	Interest	Maturity	Principal		Sinking Fund
Title	Rate	Date	Amount		Provision
			(in millions of
			pesos)
Short-term Treasury Certificates (“Cetes”)	Various	Various	Ps.	272,057.1	None

Total Floating Internal Debt			Ps.	272,057.1

Table II. Funded Internal Debt at December 31, 2006
(payable in pesos)

			Outstanding		Amortization or
	Interest	Maturity	Principal		Sinking Fund
Title	Rate	Date	Amount		Provision
			(in millions of
			pesos)
Fixed-Rate Bonds	Fixed	Various	Ps.	708,971.5	None
Debt assumed by the Federal Government	Various	Various		13.2	Various
Development Bonds (“Bondes”)	Various	Various		214,822.0	None
Development Bonds (“Bondes D”)	Various	Various		144,801.4	None
UDI-denominated Development Bonds (“UDI bonds”)	Various	Various		155,326.9	None
Retirement Saving System Fund (“Fondo de Ahorro/SAR”)	Various	Various		59,499.5	None
One-year Treasury Certificates (“Cetes”)(1)	Various	Various		73,947.5	None
Others	Various	Various		43,343.3	None

Total Funded Internal Debt			Ps.	1,400,725.3

(1)	One-year Cetes are the only long-term Treasury Certificates issued by the Federal Government.
Table III. Net Internal Debt at December 31, 2006
(payable in pesos)

			Outstanding		Amortization or
	Interest	Maturity	Principal		Sinking Fund
Title	Rate	Date	Amount		Provision
			(in millions of
			pesos)
Total Floating Internal Debt			Ps.	272,057.1
Total Funded Internal Debt				1,400,725.3
Assets(1)	Various	Various		(125,670.3)	None

Total Net Internal Debt			Ps.	1,547,112.1

(1)	Includes Banco de México’s General Account Balance, which is positive (indicating monies owing to the Federal Government).

Table IV. Funded External Debt at December 31, 2006
Bond Issues at December 31, 2006

					Original	Principal
		Date of	Maturity		Principal	Amount
Title	Interest Rate (%)	Issue	Date	Currency(1)	Amount	Outstanding	Remarks
					(in thousands)
Bonds of the United Mexican States for Economic Development 16 1/2% Loan Stock 2008	16 1/2	Sep. 1981	Sep. 2008	STG	50,000	46,678	(2)
Guaranteed Floating Rate Bonds Due 2010	Variable	June 1990	June 2010	USD	78,040	76,466	(3)
Interest-Only Notes due 2008	Variable	Jan. 1996	Mar. 2008	USD	499,547	59,946	(4)
11.50% Global Bonds due 2026	11.50	May 1996	May 2026	USD	1,750,000	533,664
11.375% Global Bonds due 2016	11.375	Sep. 1996	Sep. 2016	USD	1,000,000	788,589
Notes due 2007	9.875	Jan. 1997	Jan. 2007	USD	1,000,000	626,627
Notes due 2007	9.125	Feb. 1997	Feb. 2007	LRA	500,000,000	338,539,383
DM Bonds of 1997/2009	8.250	Feb. 1997	Feb. 2009	DM	1,500,000	1,226,039	(5)
Notes due 2017	11.0	May 1997	May 2017	LRA	500,000,000	333,884,590	(5)
9 7/8% Global Bonds due 2007	9.875	June 1997	Jan. 2007	USD	500,000	313,314
DM Bonds of 1997/2008	8.0	July 1997	July 2008	DM	750,000	576,362
8.625% Global Bonds due 2008	8.625	Mar. 1998	Mar. 2008	USD	1,000,000	654,899
Step-Down Notes due 2013	10.0-7.375	Apr. 1998	Apr. 2013	LRA	750,000,000	589,789,778	(5)
Global Bonds due 2009	10.375	Feb. 1999	Feb. 2009	USD	1,000,000	522,811	(6)
Global Bonds due 2009	10.375	Apr. 1999	Feb. 2009	USD	500,000	261,406
11.375% Global Bonds due 2016	11.375	Aug. 1999	Sep. 2016	USD	400,000	315,436
Global Bonds due 2009	10.375	Oct. 1999	Feb. 2009	USD	425,000	222,195
Notes due 2010	9.875	Jan. 2000	Feb. 2010	USD	1,500,000	1,042,905
Notes due 2010	9.875	Mar. 2000	Feb. 2010	USD	500,000	347,635
Global Bonds due 2016	11.375	Feb. 2000	Feb. 2016	USD	994,641	784,363
Global Bonds due 2010	7.5	Mar. 2000	Feb. 2010		€1,000,000	749,859	(5)
Notes due 2008	8.625	Apr. 2000	Mar. 2008	USD	500,000	327,450
Notes due 2011	8.375	Jan. 2001	Jan. 2011	USD	1,500,000	1,060,574
Notes due 2008	7.375	Mar. 2001	Mar. 2008		€750,000	573,939
Notes due 2019	8.125	Mar. 2001	Dec. 2019	USD	3,300,000	2,025,434
Notes due 2011	8.375	May 2001	Jan. 2011	USD	1,000,000	707,049
Notes due 2031	8.300	Aug. 2001	Aug. 2031	USD	1,500,000	1,242,197
Notes due 2031	8.300	Dec. 2001	Aug. 2031	USD	1,000,000	828,131
Notes due 2012	7.500	Jan. 2002	Jan. 2012	USD	1,500,000	941,959
Notes due 2022	8.000	Sep. 2002	Sep. 2022	USD	1,750,000	1,049,193
Notes due 2031	8.300	Dec. 2002	Aug. 2031	USD	750,000	621,098
Notes due 2013	6.375	Jan. 2003	Jan. 2013	USD	2,000,000	1,314,309
Notes due 2015	6.625	Mar. 2003	Mar. 2015	USD	1,000,000	702,204
Notes due 2008	4.625	Apr. 2003	Oct. 2008	USD	1,500,000	1,080,921
Notes due 2033	7.500	Apr. 2003	Apr. 2033	USD	1,000,000	813,442
Notes due 2013	5.375	June 2003	Jun. 2013		€750,000	717,220	(5)
Notes due 2014	5.875	Oct. 2003	Jan. 2014	USD	1,000,000	740,363
Notes due 2009	Variable	Jan. 2004	Jan. 2009	USD	1,000,000	1,000,000
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	476,526
Notes due 2033	7.500	Apr. 2004	Apr. 2033	USD	2,056,822	1,672,436
Notes due 2014	5.875	Apr. 2004	Jan. 2014	USD	793,267	587,305
Notes due 2009	Variable	Aug. 2004	Jan. 2009	USD	500,000	500,000
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	1,500,000
Notes due 2020	5.50	Nov. 2004	Feb. 2020		€750,000	750,000	(5)
Notes due 2015	6.625	Jan. 2005	Mar. 2015	USD	1,000,000	702,204
Notes due 2012	3.0	June. 2005	June. 2012	SF	250,000	250,000	(5)
Notes due 2015	4.5	June. 2005	June. 2015		€750,000	750,000
Internotes due 2011	5.0	Feb. 2006	Feb. 2011	USD	5,147	5,147
Internotes due 2013	5.1	Feb. 2006	Feb. 2013	USD	3,030	3,030
Notes due 2017	5.625	Mar. 2006	Jan. 2017	USD	3,000,000	3,000,000

Loans from Multilateral and Bilateral Organizations
at December 31, 2006

	Interest
	Rate	Date of	Maturity		Principal Amount
Title	(%)	Issue	Date	Currency(1)	Outstanding(9)	Remarks
					(in thousands of dollars)
Loans from the International Bank for Reconstruction and Development (“World Bank”) and the Inter-American Development Bank	Variable, ranging from 7.25 to 11.6; some variable	Various	Various	ATS, Bfr, C$, DM, DFL, Dirham, Escudo, FF, LRA, KD, LD, Markka, NK, PE, Rand, Riyal, SDR, SF, SK, STG, USD, VB, ¥, €	$5,443,771	(7	)(8)
Loans from Banks and Suppliers
at December 31, 2006

					Original	Principal
	Interest	Date of	Maturity		Principal	Amount
Title	Rate (%)	Issue	Date	Currency(1)	Amount	Outstanding	Remarks
					(in thousands of dollars)
Others	Various	Dec. 1995	Various	USD	$709,911	$35,085

Total Funded External Debt						$39,330,143	(10)

(1)	The currencies are defined as: ATS, Austrian shilling; Bfr, Belgian franc; C$, Canadian dollar; DM, Deutsche mark; DFL, Dutch guilder; Dirham, United Arab Emirates dirham; Escudo, Portuguese escudo; FF, French franc; LRA, Italian lira; KD, Kuwait dinar; LD, Libyan dinar; Markka, Finnish markka; NK, Norwegian krone; PE, Spanish peseta; Rand, South African rand; STG, Pound sterling; Riyal, Saudi Arabian riyal; SDR, Special Drawing Right; SF, Swiss franc; SK, Swedish krona; USD, United States dollar; VB, Venezuelan bolivar; ¥, Japanese yen; and €, Euro.

(2)	Payment of the principal amount at stated maturity of the bonds is secured by the pledge (in March 1988) of U.S. Treasury zero-coupon obligations and zero-coupon receipts evidencing interests in U.S. Treasury obligations having a face amount at least equal to the outstanding principal amount of the bonds. Holders of the bonds have no recourse to the principal collateral prior to March 30, 2008. At December 31, 2006, the aggregate market value of the collateral securing the payment of principal of the bonds was approximately U.S. $86.00 million. Payment of the interest on the bonds is secured by the pledge (in March 1990) of cash and permitted investments having a face amount equal to the lesser of (i) 15% of the aggregate outstanding principal amount of the bonds and (ii) the aggregate amount of interest payable on the bonds from the last interest payment date on which interest was paid in full to the stated maturity date of such bonds. Permitted investments include: (i) senior direct obligations of, and obligations fully guaranteed by, the United States or certain of its agencies and instrumentalities; (ii) senior direct obligations of international development banks having a qualified rating; (iii) obligations rated AAA or AA by Standard & Poor’s Corporation or Aaa or Aa by Moody’s Investors Service (a “qualified rating”) and fully guaranteed by an international development bank; (iv) demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by, any Federal Reserve Bank or banking institution with commercial paper rated at least A-2 or P-2; (v) repurchase obligations with respect to any security described in clause (i) or clause (ii) with primary dealers or banks having commercial paper rated at least A-2 or P-2; (vi) securities with a qualified rating; (vii) commercial paper rated A-1 or P-1; (viii) senior direct obligations of corporations with qualified ratings or commercial paper rated A-1 or P-1; (ix) repackaged senior direct obligations of the United States or certain of its agencies and instrumentalities; and (x) other investments that are acceptable to Moody’s Investors Service or Standard & Poor’s Corporation as permitted investments of funds held as collateral for securities having a qualified rating. In the event that interest on the bonds is not paid within 30 days after the due date thereof, the interest collateral for the bonds will be made available for the payment of such interest at the request of the holders of not less than 25% of the aggregate principal amount of the bonds then outstanding. In the event that any interest collateral is applied to the payment of the interest due on the bonds, Mexico is not obligated to pledge additional collateral to secure interest payments on the bonds. At December 31, 2006, the aggregate market value of the collateral securing interest on the bonds was approximately U.S. $41.00 million.

(3)	Originally referred to as “Guaranteed Floating Rates Bonds Due 2006.” The bonds and the related fiscal agency agreement were amended on June 19, 1995 to, among other things, extend the final maturity of the bonds (from December 2006 to June 2010) and to eliminate the semi-annual principal payments under the bonds. The payment obligations of Mexico under the bonds are guaranteed by the Kingdom of Spain.

(4)	The Notes pay only interest, calculated on a notional principal amount of U.S. $1,127,000,000. The initial purchase price of the Notes was 44.3254% of the notional principal amount.

(5)	In connection with these issues, Mexico entered into currency swaps of LRA 589,789,778 into U.S. $336,035,823, DM 1,226,039,000 into U.S. $719,639,627, LRA 333,884,590 into U.S. $200,889,105, € 717,220,000 into U.S. $822,221,008, € 749,859,000 into U.S. $677,422,620, € 750,000,000 into U.S. $921,825,000 and SF 250,000,000 into U.S. $200,787,085 000.

(6)	Each U.S. $1,000 principal amount of these bonds was issued with one warrant entitling the holder to exchange on February 28, 2000 a specified amount of Mexico’s U.S. dollar-denominated Collateralized Fixed Rate Bonds Due 2019 or Collateralized Floating Rate Bonds Due 2019 for U.S. $1,000 principal amount of either Mexico’s Floating Rate Bonds due 2005 or, subject to the certain conditions specified therein, Mexico’s 11 3/8% Bonds due 2016.

(7)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.

(8)	The direct obligors in respect of U.S. $2,437,753,000 of these loans are Banobras (U.S. $854,798,000), Bancomext (U.S. $93,505,000), NAFIN (U.S. $1,464,237,000) and Sociedad Hipotecaria Federal (U.S. $25,213,000) acting in their capacities as financing agents for the Federal Government. The Federal Government is the direct borrower of the remainder of these loans (U.S. $3,006,018,000). The outstanding amount of the portion of these loans as to which the Federal Government is not the direct obligor is not included in the total of this Table IV, but rather is included in Table VI.

(9)	Includes revaluation because of changes in parity of foreign currencies.

(10)	This total is expressed in U.S. dollars and differs from the addition of all items, some of which are expressed in other currencies.

II. Debt of Budget-controlled Agencies and Other External Debt
Table V. External Debt of Budget-controlled Agencies at December 31, 2006
(payable in foreign currencies)

		Dollar Equivalent of
	Dollar Equivalent of	Amount Having an
	Principal Amount	Original Maturity of
Borrower	Outstanding	Less than One Year
	(in millions of dollars)
Federal Electricity Commission	$2,476.1	$9.2
PEMEX	4,579.4	0.0

Total External Debt of Budget-controlled Agencies	$7,055.5	$9.2

Table VI. Other Public Sector External Debt at December 31, 2006(1)
(payable in foreign currencies)

		Dollar Equivalent of
	Dollar Equivalent of	Amount Having an
	Principal Amount	Original Maturity of
Borrower	Outstanding	Less than One Year
	(in millions of dollars)
Financial Sector	$8,380.6	$835.5
NAFIN	3,828.1	535.5
Banobras	2,932.2	0.0
Bancomext	1,595.1	300.0
SHF	25.2	0.0
Non-Financial Sector	0.0	0.0

Total	$8,380.6	$835.5

(1)	This table includes debt of national development banks and certain commercial banks that is guaranteed by Mexico and other public sector debt registered with the Dirección de Deuda Pública, but does not include debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the guaranty is called. At December 31, 2006, the estimated balance of private sector debt guaranteed by Mexico’s national development banks was U.S. $7.3 million; no private sector debt was guaranteed by the Government at that date.